Exhibit 2.2 (B)

AGREEMENT OF MERGER

This Agreement of Merger is entered into between CENTRAL VALLEY COMMUNITY BANK, a California banking corporation (herein “Surviving Corporation”) and SERVICE 1ST BANK, a California banking corporation (herein “Merging Corporation”).

1.             Merging Corporation shall be merged into Surviving Corporation.

2.             Each outstanding share of Merging Corporation shall be canceled without consideration.

3.             The outstanding shares of Surviving Corporation shall remain outstanding and are not affected by the merger.

4.             Merging Corporation shall from time to time, as and when requested by Surviving Corporation, execute and deliver all such documents and instruments and take all such action necessary or desirable to evidence or carry out this merger.

5.             The effect of the merger is as prescribed by law and the effective date and time of the merger shall be 11:59 p.m. on                , 2008.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the parties have executed this Agreement                 , 2008.

CENTRAL VALLEY COMMUNITY BANK

By:
Daniel J. Doyle, President

By:
Wanda Rogers, Secretary

SERVICE 1ST BANK

By:
John O. Brooks, Chairman of the Board

By:
,Secretary

CERTIFICATE OF MERGER

of

SERVICE 1ST BANK

We, the undersigned, do certify:

1.             We are, and at all times herein mentioned, were the duly elected or appointed and qualified Chairman of the Board and Secretary, respectively, of SERVICE 1ST BANK, herein called “the Corporation”, a California banking corporation.

2.             The Agreement of Merger in the form attached was duly approved by the Board of Directors of the corporation.

3.             The Agreement of Merger was entitled to be and was approved by the Board of Directors of the corporation alone under the provisions of Section 1201 of the California Corporations Code.

I declare under penalty of perjury that I have read the foregoing Certificate and know the content thereof and that the foregoing Certificate is true and correct of my own knowledge.  Executed at                 County, California on                , 2008.

John O. Brooks, Chairman of the Board

I declare under penalty of perjury that I have read the foregoing Certificate and know the content thereof and that the foregoing Certificate is true and correct of my own knowledge.  Executed at                 County, California on                , 2008.

,Secretary

CERTIFICATE OF MERGER

of

CENTRAL VALLEY COMMUNITY BANK

We, the undersigned, do certify:

1.             We are, and at all times herein mentioned were, the duly elected or appointed and qualified President and Secretary, respectively, of CENTRAL VALLEY COMMUNITY BANK, herein called “the Corporation”, a corporation duly organized and existing under the laws of the State of California;

2.             The Agreement of Merger in the form attached was duly approved by the Board of Directors and shareholder of the corporation.

3.             The Agreement of Merger was entitled to be and was approved by the Board of Directors of the corporation alone under the provisions of Section 1201 of the California Corporations Code.

I declare under penalty of perjury that I have read the foregoing Certificate and know the content thereof and that the foregoing Certificate is true and correct of my own knowledge.  Executed at                 County, California on                , 2008.

Daniel J. Doyle, President

I declare under penalty of perjury that I have read the foregoing Certificate and know the content thereof and that the foregoing Certificate is true and correct of my own knowledge.  Executed at                 County, California on                , 2008.

Wanda Rogers, Secretary